CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 30 under the Securities Act of 1933 and Amendment No. 115 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (“September Registration Statement”) of our reports each dated March 23, 2007, relating to the financial statements of PHL Variable Accumulation Account and the financial statements of PHL Variable Insurance Company, which reports appear in the May 1, 2007 Post-Effective Amendment No. 29 under the Securities Act of 1933 and Amendment No. 102 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (“May Registration Statement”), which is also incorporated by reference into the September Registration Statement. We also consent to the references to us under the headings “Experts” and “Financial Statements” in the May Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

September 6, 2007